Exhibit 4.1

RTI INTERNATIONAL METALS, INC.
as Issuer
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee
INDENTURE
Dated as of December 14, 2010
Senior Debt Securities

RTI International Metals, Inc.,
Debt Securities
Cross Reference Sheet1
This Cross Reference Sheet shows the location in the
Indenture of the provisions inserted pursuant
to Sections 310 — 318(a), inclusive, of the
Trust Indenture Act of 1939, as amended.

Trust Indenture Act	Sections of Indenture
§310(a)(1)	9.08
(a)(2)	9.08
(a)(3)	Inapplicable
(a)(4)	Inapplicable
(a)(5)	9.08
(b)	9.07 and 9.09
(c)	Inapplicable
§311(a)	9.12
(b)	9.12
(c)	Inapplicable
§312(a)	7.01 and 7.02
(b)	7.02
(c)	7.02
§313(a)	7.03
(b)	7.03
(c)	7.03
(d)	7.03
§314(a)	7.04
(a)(4)	1.01 and 6.07
(b)	Inapplicable
(c)(l)	13.05
(c)(2)	13.05
(c)(3)	Inapplicable
(d)	Inapplicable
(e)	13.05
(f)	Inapplicable
§315 (a)	9.01
(b)	8.08
(c)	9.01
(d)	9.01
(e)	8.07
§316 (a)	1.01
(a)(l)(A)	8.01 and 8.06

[1]	The Cross Reference Sheet is not part of the Indenture.

Trust Indenture Act	Sections of Indenture
(a)(l)(B)	8.01
(a)(2)	Inapplicable
(b)	8.09
(c)	13.11
§317(a)(1)	8.02
(a)(2)	8.02
(b)	6.03
§318(a)	13.08

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ARTICLE VI Particular Covenants of the Company

SECTION 6.01. Payment of Principal, Premium and Interest on Securities	24
SECTION 6.02. Maintenance of Office or Agency	24
SECTION 6.03. Money for Securities Payments to be Held in Trust	24
SECTION 6.04. Payment of Taxes and Other Claims	25
SECTION 6.05. Existence	26
SECTION 6.06. Statement by Officers as to Default	26
SECTION 6.07. Waiver of Certain Covenants	26
SECTION 6.08. Calculation of Original Issue Discount	27

ARTICLE VII Securities Holders’ List and Reports by the Company and the Trustee

SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders	27
SECTION 7.02. Preservation of Information; Communication to Holders	27
SECTION 7.03. Reports by Trustee	27
SECTION 7.04. Reports by Company	28

ARTICLE VIII Default

SECTION 8.01. Event of Default	28
SECTION 8.02. Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee	31
SECTION 8.03. Application of Money Collected by Trustee	32
SECTION 8.04. Limitation on Suits by Holders of Securities	32
SECTION 8.05. Rights and Remedies Cumulative; Delay or Omission in Exercise of Rights not a Waiver of Event of Default	33
SECTION 8.06. Rights of Holders of Majority in Principal Amount of Outstanding Securities to Direct Trustee	33
SECTION 8.07. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee	34
SECTION 8.08. Notice of Defaults	34
SECTION 8.09. Unconditional Right of Holders to Receive Principal, Premium, and Interest	34
SECTION 8.10. Restoration of Rights and Remedies	34
SECTION 8.11. Trustee May File Proofs of Claims	35

ARTICLE IX Concerning the Trustee

SECTION 9.01. Certain Duties and Responsibilities	35
SECTION 9.02. Certain Rights of Trustee	36
SECTION 9.03. Not Responsible for Recitals or Issuance of Securities	38
SECTION 9.04. May Hold Securities	38
SECTION 9.05. Money Held in Trust	38
SECTION 9.06. Compensation and Reimbursement	38
SECTION 9.07. Disqualification; Conflicting Interests	39
SECTION 9.08. Corporate Trustee Required; Eligibility	39
SECTION 9.09. Resignation and Removal; Appointment of Successor	39

          THIS INDENTURE, dated as of December 14, 2010 among RTI International Metals, Inc., a corporation duly organized and existing under the laws of the State of Ohio (the “Company”), each of the Subsidiary Guarantors that becomes a party hereto pursuant to a Board Resolution, supplemental indenture or an Officer’s Certificate, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
WITNESSETH:
          WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes, and other evidences of indebtedness (the “Securities”), to be issued in one or more series as in this Indenture provided; and
          WHEREAS, the Securities of each series will be in substantially the form set forth on Exhibit A hereto, or in such other form as may be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions, and other variations as are required or permitted by this Indenture, and may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.
          NOW, THEREFORE:
          In order to declare the terms and conditions upon which the Securities are authenticated, issued, and delivered, and in consideration of the premises and of the purchase and acceptance of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Securities or of a series thereof, as follows:
ARTICLE I
Definitions
SECTION 1.01. Certain Terms Defined.
          (a) The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context of this Indenture otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act, either directly or by reference therein (except as herein otherwise expressly provided or unless the context of this Indenture otherwise requires), have the respective meanings assigned to such terms in the Trust Indenture Act as in force at the date of this Indenture as originally executed.
Act: The term “Act”, when used with respect to any Holder, has the meaning set forth in Section 14.11.

Affiliate: The term “Affiliate” means, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.
Authenticating Agent: The term “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 9.13 to act on behalf of the Trustee to authenticate Securities of one or more series.
Board of Directors: The term “Board of Directors” means the Board of Directors of the Company or a duly authorized committee of such Board.
Board Resolution: The term “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.
Business Day: The term “Business Day”, when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in that Place of Payment are authorized or required by law or executive order to close.
Capital Lease: The term “Capital Lease” means, with respect to any Person, any lease of property (whether real, personal, or mixed) by such Person or its Subsidiaries as lessee that would be capitalized on a balance sheet of such Person or its Subsidiaries prepared in conformity with GAAP, other than, in the case of such Person or its Subsidiaries, any such lease under which such Person or any of its Subsidiaries is the lessor.
Capital Lease Obligations: The term “Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person and its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.
Commission: The term “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
Common Stock: The term “Common Stock” means the common stock, par value $.01 per share, of the Company.
Company: The term “Company” means RTI International Metals, Inc., an Ohio corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” will mean such successor Person.
Company Request or Company Order: The term “Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chairman of the

Board of Directors, the Vice Chairman of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Company, and delivered to the Trustee.
Corporate Trust Office: “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, Pennsylvania 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
Covenant Defeasance: The term “Covenant Defeasance” has the meaning set forth in Section 5.03.
Default: The term “Default” means any event which, with notice or passage of time or both, would constitute an Event of Default.
Defaulted Interest: The term “Defaulted Interest” has the meaning set forth in Section 2.09.
Defeasance: The term “Defeasance” has the meaning set forth in Section 5.02.
Defeasible Series: The term “Defeasible Series” has the meaning set forth in Section 5.01.
Depositary: The term “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 2.01.
Event of Default: The term “Event of Default” has the meaning set forth in Section 8.01(a).
Exchange Act: The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, as the same may be in effect from time to time.
GAAP: The term “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and The American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by any successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
Global Security: The term “Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.
Holder: The term “Holder” means a person in whose name a particular Security is registered in the Security Register.

Indebtedness: The term “Indebtedness” means, as applied to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business); (c) all obligations of such Person evidenced by notes, bonds, debentures, mandatorily redeemable preferred stock, or other similar instruments (other than performance, surety, and appeals bonds arising in the ordinary course of business); (d) all payment obligations created or arising under any conditional sale, deferred price, or other title retention agreement with respect to property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) any Capital Lease Obligation of such Person; (f) all reimbursement, payment, or similar obligations, contingent or otherwise, of such Person under acceptance, letter of credit, or similar facilities (other than letters of credit in support of trade obligations or incurred in connection with public liability insurance, workers compensation, unemployment insurance, old-age pensions, and other social security benefits other than in respect of employee benefit plans subject to ERISA); (g) all obligations of such Person, contingent or otherwise, under any guarantee by such Person of the obligations of another Person of the type referred to in clauses (a) through (f) above; and (h) all obligations referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage or security interest in property (including without limitation accounts, contract rights, and general intangibles) owned by such Person and as to which such Person has not assumed or become liable for the payment of such obligations other than to the extent of the property subject to such mortgage or security interest; provided, however, that Indebtedness of the type referred to in clauses (g) and (h) above shall be included within the definition of “Indebtedness” only to the extent of the least of: (i) the amount of the underlying Indebtedness referred to in the applicable clause (a) through (f) above; (ii) in the case of clause (g), the limit on recoveries, if any, from such Person under obligations of the type referred to in clause (g) above; and (iii) in the case of clause (h), the aggregate value (as determined in good faith by the Board of Directors) of the security for such Indebtedness.
Indenture: The term “Indenture” means this Indenture, as this Indenture may be amended, supplemented, or otherwise modified from time to time, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” will also include the terms of particular series of Securities established as contemplated by Section 2.01.
Interest: The term “interest” (i) when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest which accrues from and after and is payable after Maturity and (ii) when used with respect to any Security, means the amount of all interest accruing on such Security, including any default interest and any interest accruing after any Event of Default that would have accrued but for the occurrence of such Event of Default, whether or not a claim for such interest would be otherwise allowable under applicable law.
Interest Payment Date: The term “Interest Payment Date” when used with respect to any Security means the Stated Maturity of an installment of interest on such Security.

Material Adverse Effect: The term “Material Adverse Effect” means a material adverse effect on the business, assets, financial condition or results of operations of the Company (taken together with its Subsidiaries as a whole). The Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to the existence of a Material Adverse Effect.
Maturity: The term “Maturity” when used with respect to any Security means the date on which the principal of that Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, or otherwise.
Notice of Default: The term “Notice of Default” means a written notice of the kind set forth in Section 8.01(a)(iv).
Officer’s Certificate: The term “Officer’s Certificate” means a certificate executed on behalf of the Company by a responsible officer and delivered to the Trustee.
Opinion of Counsel: The term “Opinion of Counsel” means an opinion in writing signed by legal counsel, who, subject to any express provisions hereof, may be an employee of or counsel for the Company or any Subsidiary, reasonably acceptable to the Trustee.
Original Issue Discount Security: The term “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.01(b).
Outstanding: The term “Outstanding” means, when used with reference to Securities as of a particular time, all Securities theretofore issued by the Company and authenticated and delivered by the Trustee under this Indenture, except (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation, (b) Securities for the payment or redemption of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company is acting as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made, and (c) Securities paid pursuant to Section 2.07 or Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 8.01(b), (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units will be the U.S. dollar equivalent, determined in the manner contemplated by Section 2.01 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in clause (i) above) of such Security, and (iii) Securities owned by the Company or any other obligor (including any Subsidiary Guarantor) upon the Securities or any Affiliate of the Company or of any such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee will be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned will be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
Paying Agent: The term “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.
Person: The term “Person” means any individual, partnership, corporation, limited liability company, joint stock company, business trust, trust, unincorporated association, joint venture, or other entity, or government or political subdivision or agency thereof.
Place of Payment: The term “Place of Payment” when used with respect to the Securities of any series means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 2.01.
Predecessor Security: The term “Predecessor Security” when used with respect to any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost, or stolen Security will be deemed to evidence the same debt as the mutilated, destroyed, lost, or stolen Security.
Redemption Date: The term “Redemption Date” when used with respect to any Security to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.
Redemption Price: The term “Redemption Price” when used with respect to any Security to be redeemed means the price (including premium, if any) at which it is to be redeemed pursuant to this Indenture.
Regular Record Date: The term “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 2.01.
Responsible Officer: “Responsible Officer” when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

Securities: The term “Securities” has the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
Security Register and Security Registrar: The terms “Security Register” and “Security Registrar” have the respective meanings set forth in Section 2.05.
Significant Subsidiary: The term “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
Special Record Date: The term “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.09.
Stated Maturity: The term “Stated Maturity” when used with respect to any Security, any installment of interest thereon, or any other amount payable under this Indenture or the Securities means the date specified in this Indenture or such Security as the regularly scheduled date on which the principal of such Security, such installment of interest, or such other amount, is due and payable.
Subsidiary: The term “Subsidiary” means, as applied with respect to any Person, any corporation, partnership, or other business entity of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries, or by one or more of such Person’s other Subsidiaries.
Subsidiary Guarantee: The term “Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to a particular series of Securities.
Subsidiary Guarantor: The term “Subsidiary Guarantor” means each such Subsidiary of the Company as is designated in a Board Resolution, supplemental indenture or an Officer’s Certificate as a “Subsidiary Guarantor” for a particular series of Securities.
Trust Indenture Act: The term “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force upon the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
Trustee: The term “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” will mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series will mean each Trustee with respect to Securities of that series.

U.S. Government Obligation: The term “U.S. Government Obligation” means (a) any security that is (i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in clause (a), which U.S. Government Obligation is held by such custodian for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.
Vice President: The term “Vice President” when used with respect to the Company or the Trustee means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
          (b) The words “Article” and “Section” refer to an Article and Section, respectively, of this Indenture. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, or other subdivision. Certain terms used principally in Articles V, VI, and IX are defined in those Articles. Terms in the singular include the plural and terms in the plural include the singular.
ARTICLE II
The Securities
SECTION 2.01. Designation and Amount of Securities.
          (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.
          (b) The Securities may be issued in one or more series. There will be established in or pursuant to a Board Resolution and, subject to Section 2.04, set forth or determined in the manner provided in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series: (i) the title of the Securities of the series (which will distinguish the Securities of the series from Securities of any other series); (ii) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in the exchange for, or in lieu of, other Securities of the series pursuant to Section 2.05, 2.06, 2.07, 3.05, or 10.06 and except for any Securities which, pursuant to Section 2.04, are deemed never to have been authenticated and delivered hereunder); (iii) the Person to whom any interest on a Security of the series will be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; (iv) whether or not the Securities shall have the benefit of Article XIII and, if so, which entities shall be the initial Subsidiary Guarantors of the Company’s obligations with respect to such Securities; (v) the date or dates on which the principal of the Securities of the series is payable; (vi) the rate or rates at which the Securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the Interest Payment Dates on which any such interest will be payable, and the Regular Record Date for any interest payable on any Interest Payment Date; (vii) the place or places where the principal of and any premium and interest on Securities of the series will be payable; (viii) the right of the Company, if any, to defer any payment of principal of, premium, or interest in respect of the Securities of the series, and the maximum length of any such deferral period (which shall not exceed the Stated Maturity for the final installment of principal on the Securities of such series); (ix) any additions, modifications or deletions in the Events of Default with respect to Securities of the series, if any, other than those set forth herein; (x) the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company; (xi) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation; (xii) if other than denominations of $1,000 and integral multiples thereof, the denominations in which Securities of the series will be issuable; (xiii) the currency, currencies, or currency units in which payment of the principal of and any premium and interest on any Securities of the series will be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 1.01; (xiv) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, based upon a formula, or in some other manner, the manner in which such amounts will be determined; (xv) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies, or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (xvi) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 8.01(b); (xvii) if applicable, that the Securities of the series will be subject to either or both of Defeasance or Covenant Defeasance as provided in Article V, provided that no series of Securities that is convertible into Common Stock or other property pursuant to Section 2.01(b)(xix) or convertible into or exchangeable for any other securities or property pursuant to Section 2.01(b)(xx) will be subject to Defeasance pursuant to Section 5.02; (xviii) if and as applicable, that the Securities of the series will be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 2.05 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered; (xix) the terms and conditions, if any, pursuant to which the Securities are convertible into Common Stock or other property; (xx) the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities, including (without limitation) securities of Persons other than the Company, or other property; and (xxi) any other terms of, or provisions, covenants, rights or other matters applicable to, the series (which terms, provisions, covenants, rights or other matters will not be inconsistent with the provisions of this Indenture, except as permitted by Section 10.01(f)).
          (c) All Securities of any one series will be substantially identical except as to denomination and except as may otherwise be provided for in or pursuant to the Board Resolution referred to below and (subject to Section 2.04) set forth or determined in the manner provided in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.
          (d) If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action will be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee concurrently with or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.
SECTION 2.02. Form of Securities and Trustee’s Certificate of Authentication.
          (a) The Securities of each series will be in substantially the form set forth in or otherwise contemplated by Exhibit A to this Indenture, with appropriate variations to reflect the specific terms of such series. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action will be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee concurrently with or prior to the delivery of the Company Order contemplated by Section 2.04 for the authentication and delivery of such Securities.
          (b) The definitive Securities will be printed, lithographed, or engraved on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
          (c) The Trustee’s certificate of authentication will be in substantially the form set forth in Exhibit A to this Indenture.
          (d) Every Global Security authenticated and delivered hereunder will bear a legend in substantially the form set forth in Exhibit A to this Indenture.
SECTION 2.03. Date and Denominations.
          Each Security will be dated the date of its authentication. The Securities of each series will be issuable only in registered form without coupons in such denominations as may be specified as contemplated by Section 2.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series will be issuable in denominations of $1,000 and integral multiples thereof.
SECTION 2.04. Execution, Authentication and Delivery of Securities.

          (a) The Securities will be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President of the Company and attested by the Treasurer, the Secretary, any Assistant Treasurer, or any Assistant Secretary of the Company. The signature of any of these officers on the Securities may be manual or facsimile. Each Subsidiary Guarantor shall execute the Subsidiary Guarantee in the manner set forth in Section 13.03. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any security that has been duly authenticated and delivered by the Trustee.
          (b) Only such Securities bearing the Trustee’s certificate of authentication, signed manually by the Trustee, will be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such execution of the certificate of authentication by the Trustee upon any Securities executed by the Company will be conclusive evidence that the Securities so authenticated have been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 2.08, for all purposes of this Indenture such Security will be deemed never to have been authenticated and delivered hereunder and will never be entitled to the benefits of this Indenture.
          (c) Securities or Subsidiary Guarantees bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or the applicable Subsidiary Guarantor will bind the Company or the applicable Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or Subsidiary Guarantees or did not hold such offices at the date of such Securities or the applicable Subsidiary Guarantees.
          (d) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order will authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 2.01 and 2.02, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and (subject to Section 9.01) will be fully protected in relying upon, an Opinion of Counsel stating:
     (i) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 2.02, that such form has been established in conformity with the provisions of this Indenture;
     (ii) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 2.01, that such terms have been established in conformity with the provisions of this Indenture;
     (iii) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such

Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity; and
     (iv) that no consent, approval, authorization, order, registration or qualification of or with any court or any governmental agency or body having jurisdiction over the Company is required for the execution and delivery of such Securities by the Company, except such as have been obtained.
          The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.
          (e) Notwithstanding the provisions of Sections 2.01 and 2.04(d), if all Securities of a series are not to be originally issued at one time, it will not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 2.01 or the Company Order and Opinion of Counsel otherwise required pursuant to Section 2.04(d) at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
SECTION 2.05. Registration of Transfer and Exchange.
          (a) The Company will cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
          (b) Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company will execute, and the Trustee will authenticate and deliver in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.
          (c) At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company will execute, and the Trustee will authenticate and deliver the Securities which the Holder making the exchange is entitled to receive.
          (d) Every Security presented or surrendered for registration of transfer or exchange will (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge will be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.06, 3.05, or 10.06 not involving any transfer. The Company will not be required (i) to issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 calendar days before the mailing of a notice of redemption of Securities of that series selected for redemption under Section 3.02(c) and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Securities to be redeemed in part, the portion thereof not being redeemed.
          (e) All Securities issued upon any registration of transfer or exchange of Securities will be valid obligations of the Company and any applicable Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          (f) Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable, and exchangeable, and such transfers shall be registrable, (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security, or (iv) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 2.01. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of this Section 2.05(f) shall apply, whether pursuant to this Section 2.05, Section 2.06, 2.07, 3.05, or 10.06 or otherwise, will be authenticated and delivered in the form of, and will be, a Global Security.
          (g) Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.
          (h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global

Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 2.06. Temporary Securities.
          Pending the preparation of definitive Securities of any series, the Company may execute and register and upon Company Order the Trustee will authenticate and deliver temporary Securities (printed, lithographed, or typewritten) of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions, and variations as may be appropriate for temporary Securities, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities; provided, however, that the Company will use reasonable efforts to have definitive Securities of that series available at the times of any issuance of Securities under this Indenture. Every temporary Security will be executed and registered by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. The Company will execute and register and furnish definitive Securities of such series as soon as practicable and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor at the office or agency of the Company in the Place of Payment for that series, and the Trustee will authenticate and deliver in exchange for such temporary Securities of such series one or more definitive Securities of the same series, of any authorized denominations, and of a like aggregate principal amount and tenor. Such exchange will be made by the Company at its own expense and without any charge to the Holder therefor. Until so exchanged, the temporary Securities of any series will be entitled to the same benefits under this Indenture as definitive Securities of the same series authenticated and delivered hereunder.
SECTION 2.07. Mutilated, Destroyed, Lost, and Stolen Securities.
          (a) If any mutilated Security is surrendered to the Trustee, the Company will execute and the Trustee will authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          (b) If there shall be delivered to the Company and the Trustee (i) evidence to each of the Company’s and Trustee’s satisfaction of the destruction, loss, or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company will execute and the Trustee will authenticate and deliver, in lieu of any such destroyed, lost, or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          (c) In case any such mutilated, destroyed, lost, or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          (d) Upon the issuance of any new Security under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax, assessment, fee or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          (e) Every new Security of any series issued pursuant to this Section 2.07 in exchange for any mutilated Security or in lieu of any destroyed, lost, or stolen Security will constitute an additional original contractual obligation of the Company, whether or not the mutilated, destroyed, lost, or stolen Security shall be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
          (f) The provisions of this Section 2.07 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities.
SECTION 2.08. Cancellation of Surrendered Securities.
          All Securities surrendered for payment, redemption, registration of transfer or exchange, or for credit against any sinking fund payment will, if surrendered to any Person other than the Trustee, be delivered to the Trustee and will be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered will be promptly canceled by the Trustee. No Securities will be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.08, except as expressly permitted by this Indenture. The Trustee shall dispose of all canceled Securities in accordance with its customary procedures.
SECTION 2.09. Payment of Interest; Interest Rights Preserved.
          (a) Except as otherwise provided as contemplated by Section 2.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that at the option of the Company payment may be made (i) except in the case of a Global Security by check mailed to the address of the Person entitled thereto as such address appears in the Securities Registrar or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Securities Registrar; provided that proper transfer instructions have been received by the Regular Record Date.
          (b) Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) will forthwith cease to be payable to the Holder on the relevant regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company together with interest thereon (to the extent permitted by law) at the rate of interest applicable to such Security, at its election in each case, as provided in clause (i) or (ii) below:
     (i) The Company may elect to make payment of any Defaulted Interest (and interest thereon, if any) to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which will be fixed in the following manner. The Company will promptly notify the Trustee in writing of the amount of Defaulted Interest (and interest thereon, if any) proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company will deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest (and interest thereon, if any) or will make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest (and interest thereon, if any) as in this clause (i) provided. Thereupon the Trustee will fix a Special Record Date for the payment of such Defaulted Interest (and interest thereon, if any) which will be not more than 15 calendar days and not less than ten calendar days prior to the date of the proposed payment and not less than ten calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee will promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, will cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest (and interest thereon, if any) and the Special Record Date therefor having been so mailed, such Defaulted Interest will be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and will no longer be payable pursuant to the following clause (ii).
     (ii) The Company may make payment of any Defaulted Interest (and interest thereon, if any) on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (ii), such manner of payment shall be deemed practicable by the Trustee.
          (c) Subject to the foregoing provisions of this Section 2.09, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security will carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 2.10. Persons Deemed Owners.
          (a) Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 2.09) any interest on such Security and for all other purposes whatsoever, whether or not such Security shall be overdue, and neither the Company, the Trustees nor any agent of the Company or the Trustee will be affected by notice to the contrary.
          (b) None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of a Security in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest. Notwithstanding the foregoing, with respect to any Security in global form, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any U.S. Depositary or common Depositary (or its nominee), as a Holder, with respect to such Security in global form or impair, as between such U.S. Depositary or common Depositary and owners of beneficial interests in such Security in global form, the operation of customary practices governing the exercise of the right of such U.S. Depositary or common Depositary (or its nominee) as holder of such Security in global form.
SECTION 2.11. Computation of Interest.
          Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series will be computed on the basis of a 360-day year consisting of twelve 30-day months.
SECTION 2.12. CUSIP Numbers.
          The Company in issuing any series of the Securities may use CUSIP numbers, if then generally in use, and thereafter with respect to such series, the Trustee may use such numbers in any notice of redemption or exchange with respect to such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
ARTICLE III
Redemption of Securities
SECTION 3.01. Applicability of Article.
          Securities of any series which are redeemable before their Stated Maturity will be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.
SECTION 3.02. Election to Redeem; Notice to Trustee.

          (a) The election of the Company to redeem any Securities will be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company will, at least 45 calendar days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company will furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction.
          (b) Notice of redemption of Securities to be redeemed at the election of the Company will be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and will be irrevocable. Notice of redemption will be given by mail, first class postage prepaid, not less than 30 or more than 45 calendar days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. All notices of redemption will include the CUSIP number (if any) and will state (i) the Redemption Date, (ii) the Redemption Price, (iii) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed, (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, (v) the place or places where such Securities are to be surrendered for payment of the Redemption Price, (vi) that the redemption is for a sinking fund, if such is the case, and (vii) the specific provision of this Indenture or any applicable supplemental indenture pursuant to which such Securities are to be redeemed.
          (c) If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed will be selected not more than 60 calendar days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee may deem fair and appropriate consistent with DTC procedures (so long as such method is not prohibited by the rules of any securities exchange on which the securities are then listed), and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. The Trustee will promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
          (d) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities will relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 3.03. Deposit of Redemption Price.
          Prior to 10:00 a.m. (local time at the Place of Payment) on the Redemption Date specified in the notice of redemption given as provided in Section 3.02, the Company will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying

Agent, segregate and hold in trust as provided in Section 6.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on, all of the Securities that are to be redeemed on that date.
SECTION 3.04. Securities Payable on Redemption Date.
          (a) Notice of redemption having been given as aforesaid, the Securities so to be redeemed will, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company defaults in the payment of the Redemption Price and accrued interest) such Securities will cease to accrue interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security will be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified as contemplated by Section 2.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates in accordance with their terms and the provisions of Section 2.09.
          (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium will, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 3.05. Securities Redeemed in Part.
          Any Security that is to be redeemed only in part will be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company will execute, and the Trustee will authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.
ARTICLE IV
Sinking Funds
SECTION 4.01. Applicability of Article.
          The provisions of this Article IV will be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.01 for Securities of such series. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the amount of any sinking fund payment may be subject to reduction as provided in Section 4.02. Each sinking fund payment with respect to Securities of a particular series will be applied to the redemption of Securities of such series as provided for by the terms of Securities of such series.

SECTION 4.02. Satisfaction of Sinking Fund Payments With Securities.
          The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities will be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment will be reduced accordingly.
SECTION 4.03. Redemption of Securities for Sinking Fund.
          Not less than 45 calendar days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, that is to be satisfied by payment of cash and the portion thereof, if any, that is to be satisfied by delivering and crediting Securities of that series pursuant to Section 4.02 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 calendar days before each such sinking fund payment date, the Trustee will select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02(c) and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02(b). Such notice having been duly given, the redemption of such Securities will be made upon the terms and in the manner stated in Sections 3.04 and 3.05.
ARTICLE V
Defeasance and Covenant Defeasance
SECTION 5.01. Company’s Option to Effect Defeasance or Covenant Defeasance.
          The Company may elect, at its option by Board Resolution at any time, to have either Section 5.02 or Section 5.03 applied to the Outstanding Securities of any series designated pursuant to Section 2.01 as being defeasible pursuant to this Article V (hereinafter called “Defeasible Series”), upon compliance with the conditions set forth below in this Article V; provided that Section 5.02 will not apply to any series of Securities that is convertible into Common Stock pursuant to Section 2.01(b)(xvii) or convertible into or exchangeable for any other securities pursuant to Section 2.01 (b)(xviii).
SECTION 5.02. Defeasance and Discharge.
          Upon the Company’s exercise of the option provided in Section 5.01 to have this Section 5.02 applied to the Outstanding Securities of any Defeasible Series and subject to the proviso to Section 5.01, the Company will be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series (and all obligations of any

Subsidiary Guarantors with respect to any Subsidiary Guarantees of the Outstanding Securities of such series shall be discharged) as provided in this Section 5.02 on and after the date the conditions set forth in Section 5.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, will execute proper instruments acknowledging the same), subject to the following which will survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 5.04 and as more fully set forth in Section 5.04, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (b) the Company’s obligations with respect to the Securities of such series under Sections 2.05, 2.06, 2.07, 6.02, 6.03, and 10.06, (c) the rights, powers, trusts, duties, and immunities of the Trustee hereunder, and (d) this Article V. Subject to compliance with this Article V, the Company may exercise its option provided in Section 5.01 to have this Section 5.02 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 5.01 to have Section 5.03 applied to the Outstanding Securities of such series.
SECTION 5.03. Covenant Defeasance.
          Upon the Company’s exercise of the option provided in Section 5.01 to have this Section 5.03 applied to the Outstanding Securities of any Defeasible Series, (a) the Company will be released from its obligations under Sections 6.04 through 6.05, inclusive, Section 11.01, and the provisions of any supplemental indenture specified in such supplemental indenture, and (b) the occurrence of any event specified in Sections 8.01(a)(iii), 8.01(a)(iv) (with respect to any of Sections 6.04 through 6.05, inclusive, Section 11.01, and the provisions of any supplemental indenture specified in such supplemental indenture), 8.01(a)(v), and 8.01(a)(viii) will be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 5.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and will have no liability in respect of any term, condition, or limitation set forth in any such specified Section (to the extent so specified in the case of Section 8.01(a)(iv)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series will be unaffected thereby.
SECTION 5.04. Conditions to Defeasance or Covenant Defeasance.
          The following will be the conditions to application of either Section 5.02 or Section 5.03 to the Outstanding Securities of any Defeasible Series:
     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 9.08 and agrees to comply with the provisions of this Article V applicable to it) as trust funds in trust for the benefit of the Holders of Outstanding Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, without reinvestment, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient in the opinion of an independent firm of certified public accountants, to pay and discharge, and which will be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities or on any earlier date or dates on which the Securities of such series shall be subject to redemption and the Company shall have given the Trustee irrevocable instructions satisfactory to the Trustee to give notice to the Holders of the redemption of the Securities of such series, all in accordance with the terms of this Indenture and the Securities of such series.
     (b) In the case of an election with respect to Section 5.02, the Company shall have delivered to the Trustee either (A) a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred or (B) an Opinion of Counsel, from a counsel who shall not be an employee of the Company, based on a ruling published by the Internal Revenue Service or on a change in the applicable federal income tax law since the date of this Indenture, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit, Defeasance and discharge to be effected with respect to the Securities of such series had not occurred.
     (c) In the case of an election with respect to Section 5.03, the Company shall have delivered to the Trustee an Opinion of Counsel, from a counsel who shall not be an employee of the Company, or a ruling directed to the Trustee received from the Internal Revenue Service to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred.
     (d) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted solely as a result of such deposit.
     (e) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in

Sections 8.01(a)(vi) and (vii), at any time on or prior to the 90th calendar day after the date of such deposit (it being understood that this condition will not be deemed satisfied until after such 90th calendar day).
     (f) Such Defeasance or Covenant Defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).
     (g) Such Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.
     (h) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.
     (i) Such Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust will be qualified under such Act or exempt from regulation thereunder.
SECTION 5.05. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.
          (a) Subject to the provisions of Section 6.03(e), all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 5.05 and Section 5.06, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 5.04 in respect of the Securities of any Defeasible Series will be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.
          (b) The Company will pay and indemnify the Trustee against any tax, fee, or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 5.04 or the principal and interest received in respect thereof other than any such tax, fee, or other charge that by law is for the account of the Holders of Outstanding Securities.
          (c) Notwithstanding anything in this Article V to the contrary, the Trustee will deliver or pay to the Company from time to time upon a Company Request any money or U.S. Government Obligations held by it as provided in Section 5.04 with respect to Securities of any Defeasible Series that are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

SECTION 5.06. Reinstatement.
          If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article V with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining, or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of such series will be revived and reinstated as though no deposit had occurred pursuant to this Article V with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 5.05 with respect to Securities of such series in accordance with this Article V; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.
ARTICLE VI
Particular Covenants of the Company
SECTION 6.01. Payment of Principal, Premium and Interest on Securities.
          The Company, for the benefit of each series of Securities, will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.
SECTION 6.02. Maintenance of Office or Agency.
          (a) The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices, and demands.
          (b) The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 6.03. Money for Securities Payments to be Held in Trust.
          (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, prior to 10:00 a.m. (local time at the Place of Payment) on the due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          (b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          (c) The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 6.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obliger upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
          (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.
          (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, or interest has become due and payable will be paid to the Company upon a Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice, to be prepared by the Company, that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 6.04. Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges levied or imposed upon the Company or any Subsidiary of the Company or upon the income, profits, or property of the Company or any Subsidiary of the Company, and (b) all lawful claims for labor, materials, and supplies, in each case with respect to either (a) or (b) which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary of the Company and might have a Material Adverse Effect; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, or claim the amount, applicability, or validity of which is being contested in good faith by appropriate proceedings.
SECTION 6.05. Existence.
          Subject to Article XI, the Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory), and franchises; provided, however, that neither the Company nor any Subsidiary will be required to preserve any such existence (with respect to a Subsidiary other than a Subsidiary Gurantor), right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a Material Adverse Effect.
SECTION 6.06. Statement by Officers as to Default.
          The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate signed by the principal executive officer, principal financial officer, or principal accounting officer of the Company stating whether or not to the knowledge of such person after due inquiry the Company is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. In addition, the Company will deliver to the Trustee, as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any uncured Event of Default or uncured Default, notice of such Event of Default or Default and the nature and status thereof to the extent known by the Company and the action that the Company proposes to take with respect thereto.
SECTION 6.07. Waiver of Certain Covenants.
          The Company may omit in any particular instance to comply with any term, provision, or condition set forth in Sections 6.04 through 6.05, inclusive, and the provisions of any supplemental indenture specified in such supplemental indenture, with respect to the Securities of any series if the Holders of a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver will extend to or affect such term, provision, or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.
SECTION 6.08. Calculation of Original Issue Discount.
          The Company shall file with the Trustee promptly at the end of each calendar year to the extent applicable, (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time; provided, however, that no notice shall be required hereunder in the event that there are no Outstanding Securities as of the end of said calendar year.
ARTICLE VII
Securities Holders’ List and Reports by the Company and the Trustee
SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee (a) semi-annually, not more than 15 calendar days after the applicable Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date and (b) at such other times as the Trustee may request in writing, within 30 calendar days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 calendar days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
SECTION 7.02. Preservation of Information; Communication to Holders.
          (a) The Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.
          (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, will be as provided by the Trust Indenture Act.
          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 7.03. Reports by Trustee.
          (a) The Trustee will transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each April 15 following the date of this Indenture deliver to Holders a brief report, dated as of such April 15, which complies with the provisions of such Section 313(a).
          (b) A copy of each such report will, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission, and with the Company. The Company will promptly notify the Trustee in writing when any Securities are listed on any stock exchange or of any delisting thereof.
SECTION 7.04. Reports by Company.
          (a) The Company will file with the Trustee and the Commission, and transmit to Holders, such information, documents, and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents, or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed to have been filed with the Trustee upon submission by the Company to the Commission of such information, documents or reports.
          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer’s Certificates).
ARTICLE VIII
Default
SECTION 8.01. Event of Default.
          (a) “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it may be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):
     (i) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 calendar days; provided, however, that if the Company is permitted by the terms of the Securities of the applicable series to defer the payment in question, the date on which such payment is due and payable shall be the date on which the Company is required to make payment following such deferral, if such deferral has been elected pursuant to the terms of the Securities;
     (ii) default in the payment of the principal of (or premium, if any, on) any Security of that series when it becomes due and payable;

     (iii) default in the making of any sinking fund payment when and as due by the terms of a Security of that series;
     (iv) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in the performance or breach of which is elsewhere in this Section 8.01 specifically dealt with or which has expressly been included in this Indenture solely for the benefit of one or more series of Securities other than that series), and continuance of such default or breach for a period of 60 calendar days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (v) any nonpayment at maturity or other default is made under any agreement or instrument relating to any other Indebtedness of the Company (the unpaid principal amount of which is not less than $50 million), and, in any such case, such default (A) continues beyond any period of grace provided with respect thereto and (B) results in such Indebtedness becoming due prior to its stated maturity or occurs at the final maturity of such Indebtedness; provided, however, that, subject to the provisions of Section 9.01 and 8.08, the Trustee will not be deemed to have knowledge of such nonpayment or other default unless either (1) a Responsible Officer of the Trustee has actual knowledge of nonpayment or other default or (2) the Trustee has received written notice thereof from the Company, from any Holder, from the holder of any such Indebtedness or from the trustee under the agreement or instrument relating to such Indebtedness;
     (vi) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or (B) a decree or order adjudging the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary or of any substantial part of the property of the Company, such Subsidiary Guarantor, such Significant Subsidiary or such group of Subsidiaries, or ordering the winding up or liquidation of the affairs of the Company, such Subsidiary Guarantor, such Significant Subsidiary or such group of Subsidiaries, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

     (vii) the commencement by the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary under any applicable Federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary or of any substantial part of the property of the Company, such Subsidiary Guarantor, such Significant Subsidiary or such group of Subsidiaries pursuant to any such law, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company, any Subsidiary Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Company that in the aggregate would constitute a Significant Subsidiary in furtherance of any such action; or
     (viii) any other Event of Default provided with respect to Securities of that series.
          (b) If an Event of Default (other than an Event of Default arising under Section 8.01(a)(vi) or (vii)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) will become immediately due and payable. If an Event of Default under Section 8.01(a)(vi) or (vii) occurs, then the principal of, premium, if any, and accrued interest on the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (c) At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article VIII provided, the Holders of a majority in principal amount of the outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the

Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Securities of that series, (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel and (ii) all Events of Default with respect to Securities of that series, other than the nonpayment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 8.01(d). No such rescission will affect any subsequent default or impair any right consequent thereon.
          (d) The Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default (i) in the payment of the principal of or any premium or interest on any Security of such series or (ii) in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture, but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.
SECTION 8.02. Covenant of Company to Pay to Trustee Whole Amount Due on Securities on Default in Payment of Interest or Principal; Suits for Enforcement by Trustee.
          (a) The Company covenants that if (i) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 calendar days or (ii) default is made in the payment of the principal of (or premium, if any, on) any Security when it becomes due and payable, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest will be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel.
          (b) If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
          (c) In case of any judicial proceeding relative to the Company (or any other obliger upon the Securities, including any Subsidiary Guarantor), its property or its creditors, the Trustee will be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee will be authorized to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 9.06.
          (d) No provision of this Indenture will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
          (e) All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements, and advances of the Trustee and its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 8.03. Application of Money Collected by Trustee.
          Any money collected by the Trustee pursuant to this Article VIII will be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:	To the payment of all amounts due the Trustee under Section 9.06;

SECOND:	To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD:	To the Company.
SECTION 8.04. Limitation on Suits by Holders of Securities.

          No Holder of any Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series, (b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holder or Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against the costs, expenses, and liabilities to be incurred in compliance with such request, (d) the Trustee for 60 calendar days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding, and (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders), or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.
SECTION 8.05. Rights and Remedies Cumulative; Delay or Omission in Exercise of Rights not a Waiver of Event of Default.
          (a) Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          (b) No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VIII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 8.06. Rights of Holders of Majority in Principal Amount of Outstanding Securities to Direct Trustee.
          The Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that (a) such direction will not be in conflict with any rule of law or with this Indenture and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 8.07. Requirement of an Undertaking to Pay Costs in Certain Suits Under the Indenture or Against the Trustee.
          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered, or omitted by it as Trustee, a court may require any party litigant in such suit to file undertaking to pay the costs of such suit, and may assess costs, including attorney’s fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 8.07 nor the Trust Indenture Act will be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, a suit by a Holder pursuant to Section 8.09 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Securities of the applicable series.
SECTION 8.08. Notice of Defaults.
          The Trustee shall, within 90 days after the occurrence of a Default with respect to Securities of any series of which a Responsible Officer has actual knowledge mail to all Holders of such series as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults actually known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of or accrued and unpaid interest on, any of the Securities of such series or a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of the Securities of any such series that are convertible or exchangeable, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interests of the Holders of Securities of such series.
SECTION 8.09. Unconditional Right of Holders to Receive Principal, Premium, and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security will have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.09 and 8.01(a)(i)) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such Holder.
SECTION 8.10. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

SECTION 8.11. Trustee May File Proofs of Claims.
          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceeding relative to the Company or the Subsidiaries (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
ARTICLE IX
Concerning the Trustee
SECTION 9.01. Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,
(1)	the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
(1)	this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)	the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Sections 1.01, 8.06 and 14.11, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series, unless it shall be proved that the Trustee was negligent in following said directions; and

(4)	no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 9.02. Certain Rights of Trustee.
          Subject to the provisions of Section 9.01:
     (a) the Trustee may conclusively rely and will be protected in acting or refraining from acting upon, whether in its original or facsimile form, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein will be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board will be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering, or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
     (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee will not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder;
     (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;
     (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
     (k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and
     (l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 9.03. Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, may be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent will not be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 9.04. May Hold Securities.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 9.07 and 9.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, or such other agent; provided, however that any such ownership shall not relieve any of the Trustee, Authenticating Agent or Paying Agent of their duties, responsibilities or obligations in connection with their roles as such.
SECTION 9.05. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required herein or by law. The Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 9.06. Compensation and Reimbursement.
          The Company will (a) pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the parties shall agree from time to time (which compensation will not be limited to any provision of law in regard to the compensation of a trustee of an express trust); (b) except as otherwise expressly provided herein, reimburse the Trustee upon its written request for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with provision of this Indenture (including the reasonable compensation and the expenses and disbursements of agents and counsel), except any such expense, disbursement, or advance as may be attributable to its negligence or willful misconduct or negligence or willful misconduct of its agents or counsel; and (c) indemnify each of the Trustee and any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.
          The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this

Section 9.06, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 8.01(vi) or Section 8.01(vii), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.
          The provisions of this Section shall survive the termination of this Indenture.
SECTION 9.07. Disqualification; Conflicting Interests.
          If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
SECTION 9.08. Corporate Trustee Required; Eligibility.
          There will at all times be one or more Trustees hereunder with respect to the Securities of each series, at least one of which will be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and its Corporate Trust Office or principal office in New York City, or any other major city in the United States that is acceptable to the Company. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining state or Federal authority, then for the purposes of this Section 9.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.08, it will resign immediately in the manner and with the effect hereinafter specified in this Article IX.
SECTION 9.09. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article IX will become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 9.10.
          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 9.10 shall not have been delivered to the Trustee within 30 calendar days after the giving of such notice of removal, the Trustee being removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (d) If, at any time, (i) the Trustee fails to comply with Section 9.07 after written request therefor by the Company or by any Holder of a Security, (ii) the Trustee ceases to be eligible under Section 9.08 and fails to resign after written request therefor by the Company or by any such Holder, or (iii) the Trustee becomes incapable of acting or is adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property is appointed or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities or (B) subject to Section 8.07, any Holder of a Security, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee resigns, is removed, or becomes incapable of acting, or if a vacancy occurs in the office of Trustee for any reason, with respect to the Securities of one or more series, the Company by a Board Resolution will promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there will be only one Trustee with respect to the Securities of any particular series) and will comply with the applicable requirements of Section 9.10. If, within one year after such resignation, removal, or incapability or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series is appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed will, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 9.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 9.10, any Holder of a Security of such series may, on behalf of himself and all others similarly situated, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          (f) The Company will give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all holders of Securities of such series in the manner provided in Section 13.03. Each notice will include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
SECTION 9.10. Acceptance of Appointment by Successor.
          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed will execute, acknowledge, and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee will become effective and such successor Trustee, without any further act, deed, or conveyance, will become vested with all the rights, powers, trusts, and duties of the retiring Trustee, but, on the request of the Company or the successor Trustee, such retiring Trustee will, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers, and duties of the retiring Trustee and will duly assign, transfer, and deliver to such Trustee all property and money held by such retiring Trustee hereunder.
          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee, and each successor Trustee with respect to the Securities of one or more series will execute and deliver an indenture supplemental hereto wherein such successor Trustee will accept such appointment and which (i) will contain such provisions as may be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, will contain such provisions as may be deemed necessary or desirable to confirm that all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring will continue to be vested in the retiring Trustee, and (iii) will add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture will constitute such Trustees co-trustees of the same trust and that each such Trustee will be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustees and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee will become effective to the extent provided therein and each such successor Trustee, without any further act, deed, or conveyance, will become vested with all the rights, powers, trusts, and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but on request of the Company or any successor Trustee, such retiring Trustee will duly assign, transfer, and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.
          (c) Upon request of any such successor Trustee, the Company will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all applicable rights, powers, and trusts referred to in the preceding paragraphs of this Section 9.10.
          (d) No successor Trustee will accept its appointment unless at the time of such acceptance such successor Trustee is qualified and eligible under this Article IX.
SECTION 9.11. Merger, Conversion, Consolidation, or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the Trustee may be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, will be the successor of the Trustee hereunder; provided that such corporation is otherwise qualified and eligible under this Article IX, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 9.12. Preferential Collection of Claims Against Company.
          If and when the Trustee is or becomes a creditor of the Company (or any other obligor upon the Securities), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
SECTION 9.13. Appointment of Authenticating Agent.
          (a) The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which will be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, or partial redemption thereof or pursuant to Section 2.07, and Securities so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference will be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 9.13, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.13, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section 9.13.
          (b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion, or consolidation to which such Authenticating Agent may be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent; provided that such corporation is otherwise eligible under this Section 9.13, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions this Section 9.13, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and will mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers, and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section 9.13.
          (d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 9.13.
          (e) If an appointment with respect to one or more series of Securities is made pursuant to this Section 9.13, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative form of certificate of authentication in the following form:
          This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

by
Authenticating Agent

by

Authorized Signatory
Dated:_____________________

SECTION 9.14. Trustee’s Application for Instructions from the Company.
          Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE X
Supplemental Indentures and Certain Actions
SECTION 10.01. Purposes for Which Supplemental Indentures May Be Entered Into Without Consent of Holders.
          Without the consent of or notice to any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all to the extent otherwise permitted hereunder;
          (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;
          (c) to add any additional Events of Default;
          (d) to add any Subsidiary as a Subsidiary Guarantor;
          (e) to add to or change any of the provisions of this Indenture to such extent as may be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;
          (f) to add to, change, or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify adversely the rights of the Holder of any such Security with respect to such provision or (ii) will become effective only when there is no such Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;
          (g) to release a Subsidiary Guarantor which, in accordance with the terms of this Indenture, ceases to be liable in respect of its Subsidiary Guarantee;

          (h) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.02;
          (i) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as may be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 9.10; or
          (j) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (j) will not adversely affect the interests of the Holders of Securities of any series in any material respect.
SECTION 10.02. Modification of Indenture with Consent of Holders of at Least a Majority in Principal Amount of Outstanding Securities.
          (a) With the consent of the Holders of a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, any such Securities), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however that no such supplemental indenture will, without the consent of the Holder of each Outstanding Security affected thereby:
     (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Sections 8.01(b), or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);
     (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or
     (iii) modify any of the provisions of this Section 10.02, Section 8.01(d) or Section 6.09, except to increase the percentage in principal amount of Holders required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however that this clause (iii) will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 10.02 and Section 6.09, or the deletion of this proviso, in accordance with the requirements of Sections 9.10 and 10.01(g).
          (b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
          (c) It will not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it will be sufficient if such Act approves the substance thereof.
SECTION 10.03. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article X or the modifications thereby of the trusts created by this Indenture, the Trustee will receive, and (subject to Section 9.01) will be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but will not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, or immunities under this Indenture or otherwise.
SECTION 10.04. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article X, this Indenture will be modified in accordance therewith, and such supplemental indenture will form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder will be bound thereby.
SECTION 10.05. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article X will conform to the requirements of the Trust Indenture Act.
SECTION 10.06. Reference in Securities to Supplemental Indentures.
          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article X may, and will if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE XI
Consolidation, Merger, Sale, or Transfer
SECTION 11.01. Consolidations and Mergers of Company and Sales Permitted Only on Certain Terms.
          (a) The Company shall not consolidate with or merge with or into any other Person, or transfer (by lease, assignment, sale, or otherwise) all or substantially all of its properties and assets to another Person unless (i) either (A) the Company shall be the continuing or surviving Person in such a consolidation or merger or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are transferred (the Company or such other Person being referred to as the “Surviving Person”) shall be a corporation organized and validly existing under the laws of the United States, any state thereof, or the District of Columbia, and shall expressly assume, by an indenture supplement, all the obligations of the Company under the Securities and this Indenture, (ii) immediately after the transaction and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Event of Default will exist, and (iii) an Officer’s Certificate has been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (i) and (ii) have been satisfied and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) has been delivered to the Trustee to the effect that the conditions set forth in the preceding clause (i) have been satisfied.
          (b) In case of any such consolidation, merger or transfer (other than a lease) the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Securities only upon the assumption by the successor entity, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities of all series outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture or established with respect to each series of the Securities pursuant to Section 2.02 to be performed by the Company with respect to each series, such that the Surviving Person shall succeed to and be substituted for and may exercise every right and power of the Company under this Indenture with the same effect as if it had been named as the Company herein.
          (c) In case of any such consolidation, merger, or transfer such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
ARTICLE XII
Satisfaction and Discharge of Indenture
SECTION 12.01. Satisfaction and Discharge of Indenture.
          This Indenture will upon a Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when: (a) either (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost, or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 6.03) have been delivered to the Trustee for cancellation or (ii) all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (A), (B), or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 9.06, the obligations of the Company to any Authenticating Agent under Section 9.13, and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 12.01, the obligations of the Trustee under Sections 6.03(e) and 12.02, will survive.
SECTION 12.02. Application of Trust Money.
          Subject to provisions of Section 6.03(e), all money deposited with the Trustee pursuant to Section 12.01 will be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.
ARTICLE XIII
Subsidiary Guarantees
SECTION 13.01. Subsidiary Guarantees.
          (a) If so provided in a Board Resolution, supplemental indenture hereto or Officer’s Certificate with respect to a series of Securities, subject to this Article XIII, each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of and interest on such series of Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and such series of Securities (all the foregoing being hereinafter collectively called the “Subsidiary Guarantor Obligations”). Each Subsidiary Guarantor further agrees that the Subsidiary Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article XIII notwithstanding any extension or renewal of any Subsidiary Guarantor Obligation.
          (b) Each of the applicable Subsidiary Guarantors agrees to (1) waive presentation to, demand of, payment from and protest to the Company of any of the Subsidiary Guarantor Obligations and also shall waive notice of protest for nonpayment and (2) waive notice of any default under the Securities or the Subsidiary Guarantor Obligations. The obligations of each Subsidiary Guarantor hereunder is intended to be a general, unsecured, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all unsecured debt of such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantee and shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, such Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) the release of any security held by any Holder or the Trustee for the Subsidiary Guarantor Obligations or any of them; (d) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Subsidiary Guarantor Obligations; or (e) except as set forth in Section 13.06, any change in the ownership of such Subsidiary Guarantor.
          (c) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and will waive any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Subsidiary Guarantor Obligations.
          (d) Except as expressly set forth in Sections 13.02 and 13.06 or a Board Resolution, supplemental indenture hereto or Officer’s Certificate with respect to a series of Securities, the obligations of each Subsidiary Guarantor so provided for shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Subsidiary Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor if so provided shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, such series of Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          (e) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Subsidiary Guarantor Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

          (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Subsidiary Guarantor Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Subsidiary Guarantor Obligation, each Subsidiary Guarantor will promise to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of the unpaid amount of such Subsidiary Guarantor Obligations.
          (g) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Subsidiary Guarantor Obligations guaranteed hereby until payment in full of all Subsidiary Guarantor Obligations and all obligations to which the Subsidiary Guarantor Obligations are subordinated, as provided by the applicable Board Resolution, supplemental indenture or Officers’ Certificate. Each such Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Subsidiary Guarantor Obligations guaranteed hereby may be accelerated as provided in Article VIII for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee herein, and (y) in the event of any declaration of acceleration of such Subsidiary Guarantor Obligations as provided in Article VIII, such Subsidiary Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 13.01.
          (h) Each Subsidiary Guarantor agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article XIII.
          (i) In addition to the requirement of a Board Resolution, supplemental indenture or Officers’ Certificate providing for the Subsidiary Guarantee with respect to a particular series of Securities, the Subsidiary Guarantee set forth in this Section 13.01 shall not be valid or become obligatory for any purpose with respect to such series of Securities until the certificate of authentication on such Securities shall have been signed by or on behalf of the Trustee.
SECTION 13.02. Limitation on Liability.
          (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Subsidiary Guarantor Obligations to be guaranteed by any Subsidiary Guarantor shall not exceed the maximum amount that can be guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, or the applicable Board Resolution, supplemental indenture or Officers’ Certificate, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          (b) Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor so providing a Subsidiary Guarantee with respect to such Series of Securities in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors so providing a Subsidiary Guarantee with respect to such Series of Securities at the time of such payment determined in accordance with GAAP.
SECTION 13.03. Execution and Delivery of Subsidiary Guarantee.
          (a) To further evidence the Subsidiary Guarantee set forth in Section 13.01, each of the Subsidiary Guarantors hereby agrees that a notation relating to such Subsidiary Guarantee, substantially in the form attached to Exhibit A hereto or to the form of Security for the applicable Securities, shall be endorsed on each Security entitled to the benefits of the Subsidiary Guarantee authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an officer of such Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, an officer of the general partner of each Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby agrees that the Subsidiary Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to the Subsidiary Guarantee. If any officer of the Subsidiary Guarantor, or in the case of a Subsidiary Guarantor that is a limited partnership, any officer of the general partner of the Subsidiary Guarantor, whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Subsidiary Guarantee of such Security shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
          (b) The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.
SECTION 13.04. Successors and Assigns.
          This Article XIII shall be binding upon each Subsidiary Guarantor providing a Subsidiary Guarantee with respect to a series of Securities and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in such series of Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
SECTION 13.05. No Waiver.
          Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XIII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XIII at law, in equity, by statute or otherwise.
SECTION 13.06. Modification.
          No modification, amendment or waiver of any provision of this Article XIII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
SECTION 13.07. Release of Subsidiary Guarantor.
          Unless otherwise specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate providing for a Subsidiary Guarantee with respect to a particular series of Securities, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an Affiliate of the Company) or at such other time as specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate, such Subsidiary Guarantor shall be deemed released from all obligations under this Article XIII without any further action required on the part of the Trustee or any Holder. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
SECTION 13.08. Mergers, Etc. of Subsidiary Guarantors.
          Unless otherwise specified in the applicable Board Resolution, supplemental indenture or Officers’ Certificate, providing for a Subsidiary Guarantee with respect to a particular series of Securities, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, convey, assign, transfer or lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless: (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of capital stock or assets, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a corporation, limited liability company or partnership organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, and such corporation, limited liability company or partnership shall expressly assume, by a guaranty agreement or supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee of the Securities; (2) immediately after giving effect to such transaction or transactions on a pro forma basis, no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition and such guaranty agreement, if any, complies with this Indenture.
ARTICLE XIV
Miscellaneous Provisions
SECTION 14.01. Successors and Assigns of Company Bound by Indenture.
          All the covenants, stipulations, promises, and agreements in this Indenture contained by or on behalf of the Company will bind its successors and assigns, whether so expressed or not.

SECTION 14.02. Service of Required Notice to Trustee and Company.
          (a) Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with (a) the Trustee by any Holder or by the Company will be sufficient for every purpose hereunder if made, given, furnished, or filed in writing (including facsimile or electronic mail) to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration or (b) the Company and any Subsidiary Guarantor by the Trustee or by any Holder will be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at RTI International Metals, Inc., 1550 Coraopolis Heights Road, Fifth Floor, Pittsburgh, PA 15108-2973, Attention: General Counsel, or at any other address previously furnished in writing to the Trustee by the Company.
          (b) In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
SECTION 14.03. Service of Required Notice to Holders; Waiver.
          Where this Indenture provides for notice to Holders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver. In case by reason of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as may be made with the approval of the Trustee will constitute a sufficient notification for every purpose hereunder.
SECTION 14.04. Indenture and Securities to be Construed in Accordance with the Laws of the State of New York; WAIVER OF JURY TRIAL.
          This Indenture and the Securities will be deemed to be a contract made under the laws of the State of New York, and for all purposes will be construed in accordance with the laws of said State without giving effect to principles of conflicts of laws of such State.
          EACH OF THE COMPANY, ANY SUBSIDIARY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 14.05. Compliance Certificates and Opinions.
          Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Trustee may request that the Company furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with, or an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
SECTION 14.06. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give, or execute two or more applications, requests, consents, certificates, statements, opinions, or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 14.07. Payments Due on Non-Business Days.
          In any case where any Interest Payment Date, Redemption Date, or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision will apply in lieu of this Section 14.07)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest will accrue for the period from and after such Interest Payment Date, Redemption Date, or Stated Maturity, as the case may be.
SECTION 14.08. Provisions Required by Trust Indenture Act to Control.
          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed on any Person by Sections 310 to and including 317 of the Trust Indenture Act (including provisions automatically deemed included in this Indenture pursuant to the Trust Indenture Act unless this Indenture provides that such provisions are excluded), which are deemed to be a part of and govern this Indenture, whether or not contained herein, then such imposed duties will control.
SECTION 14.09. Invalidity of Particular Provisions.
          In case any one or more of the provisions contained in this Indenture or in the Securities is for any reason held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision of this Indenture or of the Securities, but this Indenture and such Securities will be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
SECTION 14.10. Indenture May be Executed In Counterparts.
          This instrument may be executed in any number of counterparts, each of which will be an original, but such counterparts will together constitute but one and the same instrument.
SECTION 14.11. Acts of Holders; Record Dates.
          (a) Any request, demand, authorization, direction, notice, consent, waiver, or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 14.11.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership of Securities will be proved by the Security Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver, or other Act of the Holder of any Security will bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange thereof or in lieu thereof in respect of anything done, omitted, or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          (e) The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver, or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, will be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder will be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph will prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this Section 14.11(e) will be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Company will not set a record date for, and the provisions of this Section 14.11(e) will not apply with respect to, any notice, declaration, or direction referred to in the next paragraph.

          (f) Upon receipt by the Trustee from any Holder of Securities of a particular series of (a) any notice of default or breach referred to in Section 8.01(a)(iv) or 8.01(a)(v) or any other default provision requiring a Notice of Default or other notice from Holders of Securities of such series with respect to Securities of such series, if such default or breach has occurred and is continuing and the Trustee shall not have given such notice to the Company, (b) any declaration of acceleration referred to in Section 8.01(b), if an Event of Default with respect to Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (c) any direction referred to in Section 8.06 with respect to Securities of such series, if the Trustee shall not have taken the action specified in such direction, then a record date will automatically and without any action by the Company or the Trustee be set for determining the Holders of Outstanding Securities of such series entitled to join in such notice, declaration, or direction, which record date will be the close of business on the tenth calendar day following the day on which the Trustee receives such notice, declaration, or direction. Promptly after such receipt by the Trustee, and in any case not later than the fifth calendar day thereafter, the Trustee will notify the Company and the Holders of Outstanding Securities of such series of any such record date so fixed. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, will be entitled to join in such notice, declaration, or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration, or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th calendar day after such record date, such notice, declaration, or direction will automatically and without any action by any Person be canceled and of no further effect. Nothing in this Section 14.11(f) will be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration, or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration, or direction to which such record date relates, in which event a new record date in respect thereof will be set pursuant to this Section 14.11(f). Nothing in this Section 14.11(f) will be construed to render ineffective any notice, declaration, or direction of the type referred to in this Section 14.11(f) given at any time to the Trustee and the Company by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such notice, declaration, or direction is so given.
          (g) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.
SECTION 14.12. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.
SECTION 14.13. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, will give to any Person, other than the parties hereto and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy, or claim under this Indenture.
SECTION 14.14. Force Majeure.
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

RTI INTERNATIONAL METALS, INC., as Issuer
By:	/s/ William F. Strome
Name: William F. Strome
Title: Senior Vice President — Finance & Administration

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Beth Mellinger
Name: Beth Mellinger
Title: Agent

Exhibit A

[Form of Face of Security]
[Insert any legend required by the Internal
Revenue Code and the regulations thereunder.]
RTI International Metals, Inc.

CUSIP No. ___
No. R -	$___
          RTI International Metals, Inc., a corporation duly organized and existing under the laws of the State of Ohio (hereinafter called the “Company”, which term includes any surviving Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___, or registered assigns, the principal sum of $___ on ___ [if the Security is to bear interest prior to Maturity, insert: “, and to pay interest thereon from ___ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on ___ and ___ in each year, commencing on ___, at the rate of ___% per annum, until the principal hereof is paid or made available for payment [if applicable, insert: “, and at the rate of ___% per annum on any overdue principal and premium and on any overdue installment of interest”]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which will be the ___ or ___ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof will be given to Holders of Securities of this series not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture”].
          [If the Security is not to bear interest prior to Maturity, insert: “The principal of this Security will not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption, or at Stated Maturity, and in such case the overdue principal of this Security will bear interest at the rate of _% per annum which will accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal will be payable on demand. Any such interest on any overdue principal that is not so paid on demand will bear interest at the rate of _% per annum which will accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest will also be payable on demand.”]
          Payment of the principal of (and premium, if any) and [if applicable, insert: any such interest on this Security] will be made at the office or agency of the Company maintained for the purpose in ___, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert: “; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register”].
          REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS SET FORTH ON THE REVERSE HEREOF. SUCH PROVISIONS WILL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH IN THIS PLACE.
          This Security will not be valid or become obligatory for any purpose until the certificate of authentication herein has been signed manually by the Trustee under the Indenture referred to on the reverse side hereof.

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          IN WITNESS WHEREOF, this instrument has been duly executed in accordance with the Indenture.
Dated:

by

Attest:

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[Form of Reverse of Security]
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) and is to be issued in one or more series under an Indenture, dated as of December ___, 2010 (herein called the “Indenture “), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, and immunities thereunder of the Company, any Subsidiary Guarantor, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert: “, limited in aggregate principal amount to $___”].
           [If applicable, insert: “The Securities of this series are subject to redemption upon not less than 30 calendar days’ notice by mail, [if applicable, insert: “(a) on ___ in each year commencing with the ___ year and ending with the year ___ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (b)”] at any time [if applicable, insert: “on or after ___, ___”], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [If applicable, insert: “on or before ___, ___%, and if redeemed during the 12-month period beginning ___ of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to _% of the principal amount, together in the case of any such redemption [if applicable, insert: “(whether through operation of the sinking fund or otherwise)”] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.”].
          [If applicable, insert: “The Securities of this series are subject to redemption upon not less than 30 calendar days’ notice by mail, [if applicable, insert: “(a) on ___ in each year commencing with the year ___ and ending with the year ___ through operation of the sinking fund for this series at the following Redemption Prices (expressed as percentages of the principal amount) applicable to redemption through operation of the sinking fund and (b)”] at any time [if applicable, insert: “on or after ___, ___”] as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount) applicable to redemption otherwise than through operation of the sinking fund: If redeemed [If applicable, insert: “on or before ___, ___%, and if redeemed”] during the 12-month period beginning ___ of the years indicated,

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	Redemption Price For	Redemption Price For
	Redemption Through	Redemption Otherwise
	Operation of the	Than Through Operation
Year	Sinking Fund	of the Sinking Fund

and thereafter at a Redemption Price equal to _% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.”].
          [If applicable, insert: Notwithstanding the foregoing, the Company may not, prior to ___, redeem any Securities of this series as contemplated by [if applicable, insert: “Clause (b) of”] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than _% per annum.”]
          [If applicable, insert: “The sinking fund for this series provides for the redemption on ___ in each year beginning with the year ___ and ending with the year ___ of [if applicable, insert: “not less than $__(“mandatory sinking fund”) and not more than “] $___ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert: “mandatory”] sinking fund payments may be credited against subsequent [if applicable, insert: “mandatory”] sinking fund payments otherwise required to be made [if applicable, insert: “in the inverse order in which they become due”].”].
          This Security is a senior unsecured obligation of the Company and will rank pari passu in right of payment with all other senior unsecured obligations of the Company.
          [If the Security is subject to redemption of any kind, insert: “In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.”]
          [If applicable, insert: “The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness evidenced by this Security or (b) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.” ]
          [If the Security is not an Original Issue Discount Security, insert: “If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.”]

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          [If the Security is an Original Issue Discount Security, insert: “If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount will be equal to [insert formula for determining the amount]. Upon payment (a) of the amount of principal so declared due and payable and (b) of interest on any overdue principal and overdue interest, all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series will terminate.”]
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security will be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security will not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request and shall have failed to institute such proceeding for 60 calendar days after receipt of such notice, request, and offer of indemnity. The foregoing will apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the

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Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee, nor any such agent will be affected by notice to the contrary.
          The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer or lease all or substantially all of its properties or assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.
          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Security or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.
          [If applicable, insert — Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures (“CUSIP”), the Company has caused CUSIP numbers to be printed on the Securities of this series as a convenience to the Holders of the Securities of this series. No representation is made as to the correctness or accuracy of such numbers as printed on the Securities of this series and reliance may be placed only on the other identification numbers printed hereon.]
          All terms used in this Security that are defined in the Indenture will have the respective meanings assigned to them in the Indenture.
          This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
          C. The Trustee’s certificate of authentication will be in substantially the following form:

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[Form of Trustee’s Certificate Of
Authentication for Securities]
Trustee’s Certificate of Authentication
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

by
Authorized Signatory
Dated:_____________________
          D. Every Global Security authenticated and delivered hereunder will bear a legend in substantially the following form:
[Form of Legend for Global Securities]
          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SECURITY WILL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
          E. All acts and things necessary to make the Securities, when the Securities have been executed by the Company and authenticated by the Trustee and delivered as provided in this Indenture, the valid, binding, and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution and delivery by the Company of this Indenture and the issue hereunder of the Securities have in all respects been duly authorized; and the Company, in the exercise of legal right and power in it vested, is executing and delivering this Indenture and proposes to make, execute, issue, and deliver the Securities.
          F. The Subsidiary Guarantor’s notation to be endorsed on each Security entitled to the benefits of a Subsidiary Guarantee will be in substantially the following form:

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[Form of Notation of Subsidiary Guarantee]
     For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture[, and the Board Resolution, supplemental indenture to the Indenture or Officer’s Certificate with respect to this series of Securities,] and subject to the provisions in the Indenture, dated as of December ___, 2010 (herein called the “Indenture”), between the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to each Holder with respect to this series of Securities and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on such series of Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and such series of Securities and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders with respect to this series of Securities and to the Trustee pursuant to the Subsidiary Guarantee, the Indenture, and the Board Resolution, supplemental indenture to the Indenture or Officer’s Certificate with respect to such series of Securities are expressly set forth in Article XIII of the Indenture [insert applicable cross-references to Board Resolution/supplemental indenture/Officer’s Certificate, if any] and reference is hereby made to the Indenture [and the Board Resolution/supplemental indenture/Officer’s Certificate] for the precise terms of the Subsidiary Guarantee. Each Holder with respect to this series of Securities, by accepting the same, agrees to and shall be bound by such provisions.

[NAME OF SUBSIDIARY GUARANTOR(S)]
By:
Name:
Title:

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